Certification of Chief Executive Officer

         Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tanger GP Trust, sole general partner of Tanger Properties Limited Partnership ("Operating Partnership") hereby certifies, to such officer's knowledge, that:

         (i) the accompanying Quarterly Report on Form 10-Q of the Operating Partnership for the quarterly period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Pursuant to the rules and regulations of the Securities Exchange Commission, this certification is being furnished and is not deemed filed.

                                      /s/ Stanley K. Tanger
   Dated:  May 7, 2004                ---------------------------------
           --------------------       Stanley K. Tanger
                                      Chief Executive Officer of Tanger GP Trust
                                      Sole General Partner of the Registrant